Exhibit 10.1

MANAGEMENT STOCK POOL AGREEMENT

THIS AGREEMENT is dated for reference this 7th day of June, 2005

AMONG:

TERAX ENERGY, INC., a body corporate formed pursuant to the laws of the State of Nevada and having an office for business located at 9600 Great Hills Trail, Suite 150W, Austin Texas 78759

(the “Company”)

AND:

THE SHAREHOLDERS OF TERAX ENERGY, INC. listed in Schedule “A” hereto (the “Shareholders”)

WHEREAS:

A.	The Company is primarily engaged in the business of locating, acquiring and developing oil and natural gas properties;

B.
The Company’s common stock is registered under Section 15(d) of the Securities  Exchange Act of 1934, as amended (the “Exchange Act”) and the Company’s  common stock is quoted on the NASD "Bulletin Board” under the symbol “TXEI”;

C.	The shareholders of the Company own the shares of the Company’s common stock as listed in Schedule “A” attached hereto and are duly appointed officers and/or directors of the Company;

D.
In order to ensure that the management of the Company has the proper  incentives to enhance the Company’s performance, management of the  Company have agreed to the escrow, lock-up, performance criteria and return to  treasury provisions provided for herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEPOSIT OF SHARES INTO ESCROW

Each Shareholder covenants and agrees to and in favor of the Company that he or she shall cause the certificates representing the Shares to be deposited with Phillip A. Wylie, Esq. (the “Escrow Agent”) on and subject to the terms of the Management Stock Pool Escrow Agreement in the form attached hereto as Schedule “B”.

ARTICLE 2
ESCROW TERMS

No Options, etc.

2.01 Each Shareholder covenants and agrees to and in favor of the Company that, for so long as the Shares issued to them hereunder are held in escrow pursuant to the terms hereof, they will not option, pledge, hypothecate or otherwise agree to transfer such Shares in any manner whatsoever.

Return to Treasury – Termination or Resignation

2.02 The Shares will be returned to the treasury of the Company as follows:

(a)
in the event that a particular Shareholder who is an employee of the Company ceases to be an employee of the Company either by resignation or through termination by the Company for Cause (as that term is defined in the particular Shareholders’ employment agreement) on or before December 31, 2007 (the “Outside Date”), all of the Shares held in escrow on account of that particular Shareholder and not released to that particular Shareholder pursuant to section 2.03 hereof are to be returned to the treasury of the Company without consideration; and

(b)
in the event that a particular Shareholder who is a director of the Company resigns as a director of the Company on or before the Outside Date, all of the Shares held in escrow on account of that particular Shareholder and not released to that particular Shareholder pursuant to section 2.03 hereof are to be returned to the treasury of the Company without consideration.

Release from Escrow- Performance Milestones

2.03 Any Shares not returned to treasury of the Company pursuant to section 2.02 hereof will be released from escrow as follows:

(a)
in the event that the Company, as at December 31, 2005, has achieved both of the following performance milestones) 1/3 of the Shares deposited into escrow on account of that particular Shareholder are to be released to that Shareholder

(i)
the Company, based solely upon its audited financial statements for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “2005 Statements”) has total proved oil, gas, and condensate reserves (“Total Proved Reserves”), as estimated by a competent third-party engineering firm, of not less than 3,515 million cubic feet of gas equivalent recoverable (“MMCFE”). For the purposes of this calculation and those to follow in this agreement, oil and condensate shall be converted to equivalent gas on the basis of the generally accepted accounting practice of one (1) barrel of oil or condensate per six (6) thousand cubic feet of gas (“MCF”), and

(ii)
the Company, as determined by the Company’s auditor in conjunction with the preparation of the 2005 Statements, has achieved, or should have achieved, an average MCF per day production rate for the thirty days immediately prior to December 31, 2005 of not less than 1,090 MCF per day. To the extent the Company did not achieve this threshold but was capable of doing so, as estimated by a competent third-party engineering firm, were it not for infrastructure considerations beyond the control of the Company, or for then prevailing market considerations, this threshold shall be deemed to have been met (the “Market Consideration Test”);

(b)
in the event that the Company, as at December 31, 2006, has achieved both of the following performance milestones 1/3 of the Shares deposited into escrow on account of that particular Shareholder are to be released to that Shareholder

(i)
the Company, based solely upon its audited financial statements for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the “2006 Statements”) has Total Proved Reserves, as estimated by a competent third-party engineering firm, of not less than 36,700 MMCFE, and

(ii)
the Company, as determined by the Company’s auditor in conjunction with the preparation of the 2006 Statements, has achieved, or should have achieved, an average MCF per day production rate for the thirty days immediately prior to December 31, 2006 of not less than 14,857 MCF per day, subject to the Market Consideration Test;

(c)
in the event that the Company, as at December 31, 2007, has achieved both of the following performance milestones 1/3 of the Shares deposited into escrow on account of that particular Shareholder are to be released to that Shareholder

(i)
the Company, based solely upon its audited financial statements for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “2007 Statements”) has Total Proved Reserves, as estimated by a competent third-party engineering firm, of not less than 65,875 MMCFE, and

(ii)
the Company, as determined by the Company’s auditor in conjunction with the preparation of the 2007 Statements, has achieved, or should have achieved, an average MCF per day production rate for the thirty days immediately prior to December 31, 2007 of not less than 29,930 MCF per day, subject to the Market Consideration Test;

(d)	in the event that the Company, as at December 31, 2007, has achieved both of the following performance milestones (collectively the “2007 Catch-up Performance Milestones”) all of the Shares then held in escrow on account are to be released to the Shareholders:

	(i)	the Company, based solely upon the 2007 Statements has Total Proved Reserves, as estimated by a competent third-party engineering firm, of not less than 109,791 MMCFE, and

(ii)
the Company, as determined by the Company’s auditor in conjunction with the preparation of the 2007 Statements, has achieved, or should have achieved, an average MCF per day production rate for the thirty days immediately prior to December 31, 2007 of not less than 49,882 MCF per day, subject to the Market Consideration Test; and

(e)
in the event that the Company, as at March 31, 2008, has achieved (based upon its unaudited interim financial statements for the three months ended March 31, 2008, as filed with the Securities and Exchange Commission and confirmed by the Company’s auditor) both of the 2007 Catch-up Performance Milestones all of the Shares then held in escrow on account are to be released to the Shareholders, provided that in the event that the 2007 Catch-up Performance Milestones are not met, the costs incurred by the Company in confirming the Total Proved Reserves and MCF per day production rate shall be born by the Shareholders (in proportion to the number of Share held in escrow for each Shareholder as at March 31, 2008) unless the actual Total Proved Reserves and MCF per day production rate as at March 31, 2008 are within 10% of the 2007 Catch-up Performance Milestones.

2.04 All Shares to be released from escrow pursuant to section 2.03 hereof are to be released within thirty days of the date on which the annual reports containing the 2005, 2006, 2007 Statements or 2008 Interim Statements (as the case may be) are filed with the Securities and Exchange Commission.

Release from Escrow - Change of Control

2.05 In the event of a Change of Control (as hereinafter defined) occurs on or before the Outside Date, all of the Shares then held in escrow are to be released to the Shareholders. For the purposes of this section 2.05, “Change of Control” means:

(a)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with the following clause (b);

(b)
the approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries); or

(c)
the approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company unless, following such sale or other disposition more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition.

2.06 All Shares to be released from escrow pursuant to section 2.05 hereof are to be released within thirty days of the date on which the Change of Control occurs.

Return to Treasury

2.07 Any Shares held in escrow on the Outside Date which have not been returned to treasury of the Company pursuant to section 2.02 hereof and are not to be released from escrow pursuant to sections 2.03 or 2.05 hereof will be returned to treasury for cancellation without consideration within thirty days of the date on which the quarterly report containing the 2008 Interim Statements is filed with the Securities and Exchange Commission.

Voting Rights

2.08 Notwithstanding the deposit of the Shares into Escrow, the Shareholders shall enjoy the full right to vote the Shares as they see fit unless such Shares are to be returned to treasury pursuant to the terms hereof.

     ARTICLE 3
GENERAL PROVISIONS

Arbitration

3.01 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good faith negotiation fails to resolve such dispute, controversy, difference or claim within thirty (30) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration.

Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement shall be settled by binding arbitration by a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and governed by the laws of the State of Texas (without regard to the choice-of-law rules or principles of that jurisdiction). Judgment upon the award may be entered in any court located in the State of Texas, and all the parties hereto hereby consent to submit to the jurisdiction of such courts and expressly waive any objections or defense based upon lack of personal jurisdiction or venue.

Each of the plaintiff and defendant party to the arbitration shall select one (1) arbitrator (or where multiple plaintiffs and/or defendants exist, one (1) arbitrator shall be chosen collectively by such parties comprising the plaintiffs and one (1) arbitrator shall be chosen collectively by those parties comprising the defendants) and then the two (2) arbitrators shall mutually agree upon the third arbitrator. Where no agreement can be reached on the selection of either a third arbitrator or an arbitrator to be named by either a group of plaintiffs or a group of defendants, any implicated party may apply to a judge of the courts of the State of Texas, to name an arbitrator. The location of any arbitration shall be in the State of Texas. Process in any such action or proceeding may be served on any party anywhere in the world.

Notice

3.02 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Further Assurances

3.03 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

3.04 Time is expressly declared to be the essence of this Agreement.

Enurement

3.05 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

3.06 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

3.07 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

3.08 This Agreement is subject to the laws of the State of Texas.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

TERAX ENERGY, INC.

By: /s/ J. William Rhea, IV
Authorized Signatory

/s/ Bill Chester
Bill Chester

/s/ J. William Rhea, IV
J. William Rhea, IV

This is page 8 of the Management Stock Pool Agreement dated for reference June 7, 2005 between Terax Energy, Inc. and the shareholders of Terax Energy, Inc.